Exhibit 99.1

Encore Capital Group, Inc.
Announces Third Quarter Earnings
Conference Call and Webcast

        San Diego, Calif., November 5, 2003 / Business Wire / — Encore Capital Group, Inc. (Nasdaq: ECPG) will host a conference call to discuss third quarter 2003 financial results and operational highlights at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time on Wednesday, November 12, 2003.

        Members of the public are invited to listen to the Company’s live quarterly conference call via the Internet. To hear the call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

        The Company’s financial results for third quarter 2003 will be released over the news wires after the market closes on Wednesday, November 12, 2003.

        Encore Capital Group, Inc. is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt.

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CONTACTS:

	Carl C. Gregory III Encore Capital Group, Inc. President & CEO (858) 309-6961 carl.gregory@encorecapitalgroup.com	Tony Rossi FRB | Weber Shandwick Investor Relations (310) 407-6563 trossi@webershandwick.com